UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 18, 2005

eFunds Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-31951	39-1506286
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Gainey Center II, Suite 300, 8501 North Scottsdale Road, Scottsdale, Arizona		85253
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	480.629.7700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

The Company entered a credit agreement (the Credit Agreement) with a syndicate of banks led by J.P. Morgan Chase Bank, N.A. (J.P. Morgan Chase) on February 18, 2005. Other banks included in the syndicate were Wells Fargo Bank, National Association (Well Fargo); Bank of America, N.A. (Bank of America); SunTrust Bank (SunTrust) and Comerica West Incorporated. The Credit Agreement provides for an initial aggregate commitment under an unsecured revolving credit facility of $100 million. The Company has the option to increase this commitment to $175 million if certain requirements of the Credit Agreement are satisfied. The Company may use amounts borrowed under the Credit Agreement to finance permitted acquisitions and related expenses, working capital needs and other general corporate purposes. The Credit Agreement provides for two optional interest rates on any borrowings thereunder. The first rate is equal to the greater of the Prime Rate (as defined) or the Federal Funds Effective Rate plus 0.5% depending on certain conditions set forth in the Credit Agreement. The second rate is equal to the London Interbank Offering Rate multiplied by the Statutory Reserve Rate plus an additional percentage based on the Company's leverage ratio. The terms of the agreement include certain defined negative and affirmative covenants customary for facilities of this type. The Credit Agreement will mature in 2008, and upon the lenders' approval, the Comapny may receive two one year extensions of the maturity date.

In connection with the Company's provision of services for governmental entitlement programs, the Company serves as a subcontractor in some jurisdictions to J.P. Morgan Chase. The Company also provides certain risk managment products to J.P. Morgan Chase, Wells Fargo, Bank of America and SunTrust.

Item 2.02. Results of Operations and Financial Condition.

The Company issued a press release dated February 23, 2005 regarding its results of operations for the quarter and year ended December 31, 2004. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits. the following exhibits are filed herewith:
99.1 Press Release, dated February 23, 2005

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eFunds Corporation

February 23, 2005	By:	/s/ Paul F. Walsh

Name: Paul F. Walsh
Title: Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated February 23, 2005